                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 15, 1997
                                                        ----------------

                                RAILAMERICA, INC.
                                -----------------
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                                 --------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


             0-20618                                  65-0328006
         --------------                             --------------
    (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENTIFICATION NO.)


                                RAILAMERICA, INC.
                           301 YAMATO ROAD, SUITE 1190
                         BOCA RATON, FLORIDA 33431       33431
                         -------------------------       -----
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)








        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (561) 994-6015
                                                           --------------

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ITEM 5.   OTHER EVENTS

PRIVATE PLACEMENT OF COMMON STOCK.

         Pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, the Company has completed a private placement of 1,670,000 shares of its Common Stock, par value $.001 per share ("Common Stock"), at a purchase price per share of $4.50 (aggregate proceeds of $7,515,000) (the "Private Placement Offering"). Certain registration rights were granted to the subscribers to the Private Placement Offering pursuant to the Subscription Agreements dated January 15, 1997.

         First London Securities Corporation served as the exclusive placement agent in the Private Placement Offering and received the following compensation:
(i) a placement fee equal to 5% of the gross proceeds raised on behalf of the Company; (ii) a management fee equal to 1% of the gross proceeds raised on behalf of the Company; and (iii) warrants to purchase 167,000 shares of Common Stock, at an exercise price of $5.75 per share.

The foregoing is qualified in its entirety by the Exhibits attached hereto.




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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBITS


    10.1 Letter of Engagement between the Company and First London Securities Corporation.

    10.2          Form of Subscription Agreement.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RAILAMERICA, INC.




Date:  As of January 15, 1997        By:/s/ Gary O. Marino
                                        ---------------------------------------
                                        Gary O. Marino, Chairman of the Board,
                                        President, Chief Executive Officer and
                                        Treasurer